Exhibit 99.1

Contact: Sameer Desai,
Vice President, Corporate Development & Investor Relations
Sameer.desai@ttmtech.com
714-327-3050

TTM Technologies, Inc. Reports Second Quarter 2024 Results

Santa Ana, CA – July 31, 2024 – TTM Technologies, Inc. (NASDAQ: TTMI), a leading global manufacturer of technology solutions including mission systems, radio frequency (“RF”) components and RF microwave/microelectronic assemblies, quick-turn and technologically advanced printed circuit boards (“PCB”), today reported results for the second quarter 2024, which ended on July 1, 2024.

Second Quarter 2024 Highlights

•	Net sales were $605.1 million

•	GAAP net income of $26.4 million, or $0.25 per diluted share

•	Non-GAAP net income was $40.1 million, or $0.39 per diluted share

•	Cash flow from operations was $41.9 million

•	Repurchased 1.39 million shares of common stock for $25.1 million at an average price of $18.09 per share

•	Anticipate close of the refinancing of $346.5 million of a senior secured term loan at an interest rate of SOFR + 2.25%

Second Quarter 2024 GAAP Financial Results

Net sales for the second quarter of 2024 were $605.1 million, compared to $546.5 million in the second quarter of 2023.

GAAP operating income for the second quarter of 2024 was $39.0 million compared to GAAP operating income for the second quarter of 2023 of $21.4 million.

GAAP net income for the second quarter of 2024 was $26.4 million, or $0.25 per diluted share, compared to GAAP net income of $6.8 million, or $0.07 per diluted share in the second quarter of 2023.

Second Quarter 2024 Non-GAAP Financial Results

On a non-GAAP basis, net income for the second quarter of 2024 was $40.1 million, or $0.39 per diluted share. This compares to non-GAAP net income of $33.0 million, or $0.32 per diluted share, for the second quarter of 2023.

Adjusted EBITDA in the second quarter of 2024 was $84.6 million, or 14.0% of sales compared to adjusted EBITDA of $74.7 million, or 13.7% of sales for the second quarter of 2023.

“TTM reported Non-GAAP EPS that was above the guided range and demonstrated solid year on year growth due to higher revenues and improved operational execution. Revenues were above the guided range, representing the second consecutive quarter of year on year growth due to demand strength in our Aerospace and Defense and Data Center Computing end markets, the latter being driven by generative AI,” said Tom Edman, CEO of TTM. “In addition, cash flow from operations was a healthy $41.9 million enabling us to repurchase stock while maintaining a solid balance sheet with a net leverage ratio of 1.4x. Finally, we refinanced our Term Loan B, reducing interest expense going forward,” concluded Mr. Edman.

Refinancing of Term Loan B

We anticipate that on August 1, 2024, we will close the refinancing of $346.5 million of a senior secured term loan (“New Term Loan Facility”) at an interest rate of SOFR + 2.25%, 50 basis points lower than our previous Term B Loans issued in May 2023. Upon closing, the new Term B Loans will be issued at par

Contact: Sameer Desai,
Vice President, Corporate Development & Investor Relations
Sameer.desai@ttmtech.com
714-327-3050

and maintain the same maturity of May 2030. Once issued, this debt will amend and restate TTM’s previous senior secured term loan facility. We anticipate using the proceeds from the New Term Loan Facility to refinance $346.5 million of such outstanding indebtedness. We have used cash on hand to pay fees and expenses of approximately $1 million related to the refinancing activity. Once finalized, the new financing is expected to generate annual interest savings of approximately $1.7 million.

Business Outlook

For the third quarter of 2024, TTM estimates that revenues will be in the range of $580 million to $620 million, and non-GAAP net income will be in the range of $0.37 to $0.43 per diluted share.

With respect to the Company’s outlook for non-GAAP net income per diluted share, we are unable to predict with reasonable certainty or without unreasonable effort certain items that may affect a comparable measure calculated and presented in accordance with GAAP. Our expected non-GAAP net income per diluted share excludes primarily the future impact of restructuring actions, impairment charges, unusual gains and losses, and tax adjustments. These reconciling items are highly variable and difficult to predict due to various factors outside of management’s control and could have a material impact on our future period net income per diluted share calculated and presented in accordance with GAAP. Accordingly, a reconciliation of non-GAAP net income per diluted share to a comparable measure calculated and presented in accordance with GAAP has not been provided because the Company is unable to provide such reconciliation without unreasonable effort. For the same reasons, TTM is unable to address the probable significance of the information.

Live Webcast/Conference Call

TTM will host a conference call and webcast to discuss second quarter 2024 results and the third quarter 2024 outlook on Wednesday, July 31, 2024, at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time). The conference call will include forward-looking statements.

Access to the conference call is available by clicking on the registration link TTM Technologies, Inc. second quarter 2024 conference call. Registering participants will receive dial in information and a unique PIN to join the call. Participants can register at any time up to the start of the conference call. The conference call will also be simulcast on the company’s website, and can be accessed by clicking on the link TTM Technologies Inc. second quarter 2024 webcast. The webcast will remain accessible for one week following the live event.

To Access a Replay of the Webcast

The replay of the webcast will remain accessible for one week following the live event on TTM’s website at TTM Technologies Inc. second quarter 2024 webcast.

About TTM

TTM Technologies, Inc. is a leading global manufacturer of technology solutions including mission systems, RF components/RF microwave/microelectronic assemblies, quick-turn and technologically advanced PCBs. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.

Contact: Sameer Desai,
Vice President, Corporate Development & Investor Relations
Sameer.desai@ttmtech.com
714-327-3050

Forward-Looking Statements

The preliminary financial results included in this press release represent the most current information available to management. The company’s actual results when disclosed in its Form 10-Q may differ from these preliminary results as a result of the completion of the company’s financial closing procedures, final adjustments, completion of the review by the company’s independent registered accounting firm, and other developments that may arise between now and the disclosure of the final results. This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, general market and economic conditions, including interest rates, currency exchange rates, and consumer spending, demand for TTM’s products, market pressures on prices of TTM’s products, warranty claims, changes in product mix, contemplated significant capital expenditures and related financing requirements, TTM’s dependence upon a small number of customers, and other factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC.

About Our Non-GAAP Financial Measures

To supplement our consolidated condensed financial statements presented on a GAAP basis, this release includes information about TTM’s adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share, all of which are non-GAAP financial measures. TTM presents non-GAAP financial information to enable investors to see TTM through the eyes of management and to provide better insight into TTM’s ongoing financial performance.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. TTM compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliations below to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

- Tables Follow -

TTM TECHNOLOGIES, INC.

Selected Unaudited Financial Information

(In thousands, except per share data)

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Second Quarter		First Two Quarters
	2024	2023	2024	2023
Net sales	$605,137	$546,509	$1,175,250	$1,090,946
Cost of goods sold	487,910	448,002	954,304	906,316

Gross profit	117,227	98,507	220,946	184,630

Operating expenses:
Selling and marketing	19,798	18,180	40,092	39,482
General and administrative	38,604	37,840	82,274	72,913
Research and development	8,547	6,424	15,868	13,509
Amortization of definite-lived intangibles	10,256	3,852	21,685	25,816
Restructuring charges	1,036	10,803	4,974	14,970

Total operating expenses	78,241	77,099	164,893	166,690

Operating income	38,986	21,408	56,053	17,940
Interest expense	(12,219)	(11,843)	(24,543)	(24,650)
Loss on extinguishment of debt	—	(1,154)	—	(1,154)
(Loss) gain on sale of subsidiary	—	(69)	—	1,270
Other, net	3,765	5,068	13,091	6,266

Income (loss) before income taxes	30,532	13,410	44,601	(328)
Income tax (provision) benefit	(4,180)	(6,586)	(7,783)	1,338

Net income	$26,352	$6,824	$36,818	$1,010

Earnings per share:
Basic	$0.26	$0.07	$0.36	$0.01
Diluted	0.25	0.07	0.35	0.01
Weighted-average shares used in computing per share amounts:
Basic	101,234	102,759	101,593	102,570
Diluted	103,889	104,820	103,993	104,575
Reconciliation of the denominator used to calculate basic earnings per share and diluted earnings per share:
Weighted-average shares outstanding	101,234	102,759	101,593	102,570
Dilutive effect of performance-based stock units, restricted stock units and stock options	2,655	2,061	2,400	2,005

Diluted shares	103,889	104,820	103,993	104,575

SELECTED BALANCE SHEET DATA

	July 1, 2024	January 1, 2024
Cash and cash equivalents, including restricted cash	$446,247	$450,208
Accounts and notes receivable, net	400,714	413,557
Receivable from sale of SH E-MS property	—	6,737
Contract assets	340,120	292,050
Inventories	216,906	213,075
Total current assets	1,452,631	1,429,687
Property, plant and equipment, net	838,243	807,667
Operating lease right of use asset	81,886	86,286
Other non-current assets	970,604	1,000,023
Total assets	3,343,364	3,323,663
Short-term debt, including current portion of long-term debt	$2,625	$3,500
Accounts payable	371,189	334,609
Total current liabilities	712,100	703,984
Debt, net of discount	913,428	914,336
Total long-term liabilities	1,102,365	1,108,640
Total equity	1,528,899	1,511,039
Total liabilities and equity	3,343,364	3,323,663

SUPPLEMENTAL DATA

	Second Quarter		First Two Quarters
	2024	2023	2024	2023
Gross margin	19.4%	18.0%	18.8%	16.9%
Operating margin	6.4%	3.9%	4.8%	1.6%
End Market Breakdown:
	Second Quarter
	2024	2023
Aerospace and Defense	45%	47%
Automotive	14%	17%
Data Center Computing	21%	12%
Medical/Industrial/Instrumentation	14%	16%
Networking	6%	8%
Stock-based Compensation:
	Second Quarter
Amount included in:	2024	2023
Cost of goods sold	$1,941	$1,497
Selling and marketing	836	698
General and administrative	3,468	2,677
Research and development	335	249

Total stock-based compensation expense	$6,580	$5,121

Operating Segment Data:
	Second Quarter
Net sales:	2024	2023
PCB	$596,107	$536,531
RF&S Components	9,030	9,978

Total net sales	$605,137	$546,509

Operating segment income:
PCB	$90,927	$58,479
RF&S Components	2,052	3,202
Corporate & Other	(41,402)	(33,998)

Total operating segment income	51,577	27,683
Amortization of definite-lived intangibles	(12,591)	(6,275)

Total operating income	38,986	21,408
Total other expense	(8,454)	(7,998)

Income before income taxes	$30,532	$13,410

RECONCILIATIONS1

	Second Quarter		First Two Quarters
	2024	2023	2024	2023
Non-GAAP gross profit reconciliation[2]:
GAAP gross profit	$117,227	$98,507	$220,946	$184,630
Add back item:
Amortization of definite-lived intangibles	2,335	2,423	4,671	8,231
Stock-based compensation	1,941	1,497	3,970	3,159
Unrealized (gain) loss on commodity hedge	(434)	867	(1,186)	(1,261)
Purchase accounting related inventory markup	—	164	—	327
Other charges	—	1,416	(162)	2,649

Non-GAAP gross profit	$121,069	$104,874	$228,239	$197,735

Non-GAAP gross margin	20.0%	19.2%	19.4%	18.1%
Non-GAAP operating income reconciliation[3]:
GAAP operating income	$38,986	$21,408	$56,053	$17,940
Add back items:
Amortization of definite-lived intangibles	12,591	6,275	26,356	34,047
Stock-based compensation	6,580	5,121	13,367	10,361
Gain on sale of property	(14,420)	(42)	(7,973)	(215)
Unrealized (gain) loss on commodity hedge	(434)	867	(1,186)	(1,261)
Purchase accounting related inventory markup	—	164	—	327
Restructuring, acquisition-related and other charges	11,220	12,297	8,599	18,241

Non-GAAP operating income	$54,523	$46,090	$95,216	$79,440

Non-GAAP operating margin	9.0%	8.4%	8.1%	7.3%
Non-GAAP net income and EPS reconciliation[4]:
GAAP net income	$26,352	$6,824	$36,818	$1,010
Add back items:
Amortization of definite-lived intangibles	12,591	6,275	26,356	34,047
Stock-based compensation	6,580	5,121	13,367	10,361
Non-cash interest expense	506	497	1,024	1,224
Gain on sale of property	(14,420)	(42)	(7,973)	(215)
Loss on extinguishment of debt	—	1,154	—	1,154
Loss (gain) on sale of subsidiary	—	69	—	(1,270)
Unrealized (gain) loss on commodity hedge	(434)	867	(1,186)	(1,261)
Purchase accounting related inventory markup	—	164	—	327
Restructuring, acquisition-related and other charges	11,308	12,297	8,599	18,241
Income taxes[5]	(2,352)	(182)	(4,087)	(11,926)

Non-GAAP net income	$40,131	$33,044	$72,918	$51,692

Non-GAAP earnings per diluted share	$0.39	$0.32	$0.70	$0.49
Adjusted EBITDA reconciliation[6]:
GAAP net income	$26,352	$6,824	$36,818	$1,010
Add back items:
Income tax provision (benefit)	4,180	6,586	7,783	(1,338)
Interest expense	12,219	11,843	24,543	24,650
Amortization of definite-lived intangibles	12,591	6,275	26,356	34,047
Depreciation expense	26,184	24,937	50,880	50,190
Stock-based compensation	6,580	5,121	13,367	10,361
Gain on sale of property	(14,420)	(42)	(7,973)	(215)
Loss on extinguishment of debt	—	1,154	—	1,154
Loss (gain) on sale of subsidiary	—	69	—	(1,270)
Unrealized (gain) loss on commodity hedge	(434)	867	(1,186)	(1,261)
Purchase accounting related inventory markup	—	164	—	327
Restructuring, acquisition-related and other charges	11,308	10,924	8,761	15,592

Adjusted EBITDA	$84,560	$74,722	$159,349	$133,247

Adjusted EBITDA margin	14.0%	13.7%	13.6%	12.2%
Free cash flow reconciliation:
Operating cash flow	$41,855	$25,884	$85,750	$80,962
Capital expenditures, net	(9,955)	(49,417)	(59,251)	(80,124)

Free cash flow	$31,900	$(23,533)	$26,499	$838

[1]

This information provides a reconciliation of non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP EPS, and adjusted EBITDA to the financial information in our consolidated condensed statements of operations.

[2]

Non-GAAP gross profit and gross margin measures exclude amortization of intangibles, stock-based compensation expense, unrealized (gain) loss on commodity hedge, purchase accounting related inventory markup, and other charges.

[3]

Non-GAAP operating income and operating margin measures exclude amortization of intangibles, stock-based compensation expense, gain on sale of assets, unrealized (gain) loss on commodity hedge, purchase accounting related inventory markup, restructuring, acquisition-related costs, and other charges.

[4]

This information provides non-GAAP net income and non-GAAP EPS, which are non-GAAP financial measures. Management believes that both measures — which add back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt (before consideration of capitalized interest), gain on sale of assets, loss on extinguishment of debt, loss (gain) on sale of subsidiary, unrealized (gain) loss on commodity hedge, purchase accounting related inventory markup, restructuring, acquisition-related costs, and other charges as well as the associated tax impact of these charges and discrete tax items — provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations.

[5]	Income tax adjustments reflect the difference between income taxes based on a non-GAAP tax rate and a forecasted annual GAAP tax rate.

[6]

Adjusted EBITDA is defined as earnings before income taxes, interest expense, amortization of intangibles, depreciation, stock-based compensation expense, gain on sale of assets, loss on extinguishment of debt, loss (gain) on sale of subsidiary, unrealized (gain) loss on commodity hedge, purchase accounting related inventory markup, restructuring, acquisition-related costs, and other charges. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.